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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                              --------------------

                             STARWOOD FINANCIAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                                              APPLIED FOR
(STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


                     1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              --------------------


      If this Form relates to the              If this Form relates to the
 registration of a class of securities    registration of a class of securities
   pursuant to Section 12(b) of the          pursuant to Section 12(b) of the
     Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction A. (c),   pursuant to General Instruction A. (d)
  please check the following box /x/       please check the following box / /


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES:  333-85897

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                                             NAME OF EACH EXCHANGE ON
             TITLE OF EACH CLASS                                      WHICH
             TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED

    Common Stock, par value $.01 per share               The New York Stock Exchange, Inc.

   Series B Cumulative Redeemable Preferred Stock,       The New York Stock Exchange, Inc.
   par value $.001 per share

   Series C Cumulative Redeemable Preferred Stock,       The New York Stock Exchange, Inc.
   par value $.001 per share

   Series D Cumulative Redeemable Preferred Stock,       The New York Stock Exchange, Inc.
   par value $.001 per share


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:   NONE



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ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities of Starwood Financial Inc. (the "Registrant") to be registered on The New York Stock Exchange, Inc. are (i) Common Stock, par value $.01 per share, (ii) Series B Cumulative Redeemable Preferred Stock, par value $.001 per share, (iii) Series C Cumulative Redeemable Preferred Stock, par value $.001 per share, (iv) Series D Cumulative Redeemable Preferred Stock, par value $.001 per share.

The descriptions of the Common Stock and the Preferred Stock under the heading "Description of Capital Stock of the Combined Company" set forth in the Joint Proxy Statement and Prospectus for the Special Meeting of Shareholders of Starwood Financial Trust and a Special Meeting of the Stockholders of TriNet Corporate Realty Trust, Inc. which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) on August 25, 1999, as amended, shall be deemed to be incorporated by reference to this Form 8-A and shall be part hereof.



ITEM 2.  EXHIBITS

         The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.



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                                   SIGNATURES


Pursuant to the requirements of the Section 12 Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 22, 1999.


                                   Starwood Financial Inc.

                                   /X/ Spencer B. Haber
                                   ---------------------------------------------

                                   By: Spencer B. Haber
                                   Title: Executive Vice President-Finance
                                          and Chief Financial Officer